

                                  NSAR ITEM 77O

                       VK Florida Quality Municipal Trust
                               10f-3 Transactions

  UNDERWRITING #       UNDERWRITING            PURCHASED FROM   AMOUNT OF SHARES      % OF UNDERWRITING      DATE OF PURCHASE
                                                                   PURCHASED


         1           Florida B/O/E Cap          Smith Barney       15,000,000                 1.011%           08/16/99
         2          Orange City Health             Lehman           8,000,000                  7.313           08/30/99
